UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) December 5, 2007
MetLife, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-15787	13-4075851

(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166-0188

(Address of Principal Executive Offices)	(Zip Code)
212-578-2211

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
SIGNATURES

Item 8.01. Other Events.
(a)	Closed Block Reinsurance Transactions

MetLife, Inc. (the “Company”) intends to enter into one or more financing transactions (the “Proposed Transactions”) with unaffiliated investors. In the Proposed Transactions, unaffiliated investors would purchase surplus notes issued by one or more wholly-owned, direct or indirect subsidiaries of the Company (each, a “Reinsurance Subsidiary”) in an aggregate principal amount of up to $5.5 billion. In each case, the proceeds from the issuance of the surplus notes would be used to fund a reinsurance trust that will be formed by the Reinsurance Subsidiary. The reinsurance trust would secure obligations of the Reinsurance Subsidiary under a reinsurance agreement it will enter into with Metropolitan Life Insurance Company (“MLIC”) relating to insurance policies contained in the closed block established by MLIC in connection with its demutualization. The closings of the Proposed Transactions are subject to regulatory approval, and there can be no assurance that the Proposed Transactions will be ultimately consummated. The initial Proposed Transaction, with a term of 35 years, is currently expected to occur in December 2007.

(b)	Notice of Proposed Unregistered Offering

MetLife Capital Trust IV (the “Trust”), a Delaware statutory trust sponsored by the Company, plans to offer unregistered securities in a private placement financing. The securities, which will be titled “Fixed-to-Floating Rate Exchangeable Surplus Trust Securities” (or “X-SURPS”), will be offered and sold only to persons that are both “Qualified Institutional Buyers” (within the meaning of Rule 144A under the Securities Act of 1933, as amended) and “Qualified Purchasers” (within the meaning of Section 2(a)(51) of the U.S. Investment Company Act of 1940, as amended), in reliance on an exemption from registration pursuant to Rule 144A. The X-SURPS will represent undivided beneficial interests in the Trust, the only assets of which will be surplus notes of MLIC and rights under a Financing Agreement between the Trust and the Company. The X-SURPS will be exchanged for the Company's Fixed-to-Floating Rate Junior Subordinated Debentures due 2067 at the Company's option or automatically under certain circumstances.

The X-SURPS will be offered only pursuant to an offering circular. The securities to be offered will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Gwenn L. Carr
	Name:	Gwenn L. Carr
	Title:	Senior Vice-President and Secretary

Date: December 5, 2007